UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 30, 2007

FLEXTRONICS INTERNATIONAL LTD.
(Exact Name of Registrant as Specified in Its Charter)

Singapore (State or other jurisdiction of incorporation)	0-23354 (Commission File Number)	Not Applicable (IRS Employer Identification No.)

One Marina Boulevard, # 28-00, Singapore (Address of principal executive offices)	018989 (Zip Code)
Registrant’s telephone number, including area code: (65) 6890-7188
Not Applicable
(Former name or former address, if changed since last report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(b) Change of Designation for Named Executive Officer
     On May 1, 2007, the Board of Directors of Flextronics International Ltd. (the “Company”) named the officers of the Company who, by virtue of their responsibilities within the Company, should be deemed “executive officers” as defined in Rule 3b-7 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and “officers” subject to the reporting and other requirements of Section 16 of the Exchange Act (“Company Executive Officers”). Nicholas Brathwaite, the Company’s Chief Technology Officer, and a named executive officer, was not designated as a Company Executive Officer and therefore has ceased to be a named executive officer effective May 1, 2007.
(c) Appointment of Principal Accounting Officer
     On May 1, 2007, the Company’s Board of Directors designated Christopher Collier, the Company’s Senior Vice President of Finance since December 2004, as the Company’s Principal Accounting Officer, a designation previously held by Thomas J. Smach, the Company’s Chief Financial Officer. Prior to his appointment as Senior Vice President of Finance in 2004, Mr. Collier, age 38, served as Vice President of Finance and Corporate Controller since he joined the Company in April 2000. The Company is not aware of any relationship or transaction requiring disclosure herein pursuant to Item 401(d) or Item 404(a) of Regulation S-K.
(e) Executive Compensation
Compensation for Michael McNamara (Chief Executive Officer)
     On May 1, 2007, the Board approved an annual base salary for Mr. McNamara of $1,250,000 for fiscal 2008. In addition, Mr. McNamara will participate in the Company’s annual bonus plan and will be eligible for a bonus of up to 300% of his base salary based upon achievement of year over year quarterly and annual EPS growth targets.
Compensation for Thomas Smach (Chief Financial Officer)
     On May 1, 2007, the Board approved an annual base salary for Mr. Smach of $700,000 for fiscal 2008. In addition, Mr. Smach will participate in the Company’s annual bonus plan and will be eligible for a bonus of up to 200% of his base salary based upon achievement of year over year quarterly and annual EPS growth targets.
Compensation for Werner Widmann (Named Executive Officer)
     On April 30, 2007 and May 1, 2007, the Compensation Committee and Board approved (i) an annual base salary for Mr. Widmann of €374,000 for fiscal 2008, (ii) a special bonus for fiscal 2007 of $125,000 in recognition of fiscal 2007 performance, and (iii) a special bonus award of up to $250,000 for fiscal 2008 which only will be paid if the Company achieves certain annual operating profit growth rate targets. In addition, Mr. Widmann will participate in the Company’s annual bonus plan and will be eligible for a bonus of up to 150% of his base salary based upon achievement of year over year quarterly and annual EPS growth, revenue growth, operating profit growth and return on assets growth targets both at the Company and business unit level.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FLEXTRONICS INTERNATIONAL LTD.
Date: May 4, 2007	By:	/s/ Thomas J. Smach
		Name:	Thomas J. Smach
		Title:	Chief Financial Officer